                                                                    EXHIBIT 10.1


                  BERGER BRIGGS REAL ESTATE & INSURANCE, INC.

                     215 THIRD STREET, S.W.-P.O. DRAWER K
                         ALBUQUERQUE, NEW MEXICO 87103
                                 (505)247-0444


                                     Lease

     This Indenture, made this 10/th/ day of July, 1997, by and between 600 Central Partners, hereinafter, whether singular or plural, masculine, feminine, or neuter, designated as "Landlord", which expression shall include Landlord's heirs, executors, administrators, assigns, and successors in interest, and International Thoroughbred Breeders, Inc., hereinafter, whether singular or plural, masculine, feminine, or neuter, designated as "Tenant", which expression shall include all Tenants, jointly and severally, and shall include Tenant's heirs, executors, administrators, assign, and successors in interest,
WITNESSETH:

I. DEMISE OF PREMISES. Landlord, for and in consideration of the covenants and agreements herein contained to be kept and performed by Tenant, Tenant's heirs, executors, administrators, assigns, and successors in interest, and upon the terms and conditions herein contained, does hereby let, lease and demise to Tenant the following-described premises situate in Albuquerque, in the County of Bernalillo, State of New Mexico, to-wit: Suite 300 (the entire third floor) at the Quickel Building, located at 600 Central SW, containing approximately 9,935 square feet of rentable space, as shown on attached Exhibit A.

     Landlord agrees, prior to commencement of the Lease, at Landlord's sole expense, to perform the work described and illustrated in detail on the attached Exhibit A. If additional alterations are required by Tenant and the cost to Landlord for remodeling exceeds $90,000, then such cost for additional alterations will be borne solely by Tenant and any delays due to additional alterations will not suspend commencement of the lease.

     Parking: Included in the monthly rental stated below, Tenant shall have the
     -------
exclusive use of seven (7) parking spaces in the enclosed, covered parking structure and seven (7) parking spaces in the adjacent surface parking lot.

II. TERM OF LEASE. The term of this lease shall be for a period of five (5) years, commencing August 1, 1997 and ending July 31, 2002. If the first day of occupancy occurs other than August 1, 1997, rent will be prorated at $286.00 per day.

III. RENT. Tenant, for and in consideration of this Lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to pay as rent and deposit for the said premises, without notice or demand in the following manner, to-wit:

     A minimum of Five Hundred Ninety-Seven Thousand Nine Hundred Seventy and no/100 Dollars ($597,970.00) with CPI adjustments to be calculated as stated below. Upon execution of this Lease Tenant shall pay $18,580.00; $10,000.00 -
                                                     ----------  ----------
representing lease deposit to be held


Landlord Initial   D.P.            Tenant Initial   J.Z.
                  ------                           ------
by Landlord during the term of this lease to guarantee performance of all covenants and conditions of this Lease. Said deposit shall be refunded in whole or in part depending on the condition of the premises at the expiration of the term and upon Tenant's full performance of all covenants and conditions contained herein; the balance of $ 8,580.00 represents advance payment of
                                 ----------
August, 1997 rent. Commencing September 1, 1997 and on the first of every month up to and including January 1, 1998, unless Tenant has expanded into the entire leased space, Tenant shall pay $ 8,580.00 as advance monthly rent for the
                               ----------
occupied portion of the leased premises. Commencing no later than February 1, 1998 and on the first of every month up to and including July 1, 1999, Tenant shall pay $ 9,935.00 as advance monthly rent for the entire third floor. The
          ----------
advance monthly rent will be adjusted as of August 1, 1999 and annually thereafter by the percentage change in the Consumer Price Index (CPI), All Urban Consumers, U.S. Cities Average, all items, between the first and last months of the immediately preceding adjustment period. In no event shall the adjusted rental amount during any twelve-(12) month period be less than that of the immediately preceding twelve (12) month period. At such time as the adjusted rent amount can be determined, Tenant shall immediately pay to Landlord the additional rent, which has accrued under this adjustment provision, and thereafter pay the adjusted amount as advance monthly rent.

     Late fee: A late charge equal to 10% of the amount that is late will be
     --------
charged for any payment past 10 days from due date.

     All of the rent shall be paid by Tenant to Landlord or Landlord's order in lawful money of the United States at Berger Briggs Real Estate & Insurance, 215
                                     ------------------------------------------
Third St. SW, P.O. Drawer K. Albuquerque, NM 87103, or at such other place as
--------------------------------------------------
Landlord may designate from time to time for this purpose.

IV. USE OF PREMISES. Tenant, for and in consideration of this lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to use and occupy the said premises for the purpose of general office use and for no other purpose without first obtaining the written consent of Landlord therefore; to conform and comply with all applicable municipal, state, and federal ordinances, laws, rules, and regulations in governing tenant's specific use of the said premises; and not to use or suffer to be used the said premises in any manner in contravention of any applicable municipal, state, or federal ordinances, laws, rule, or regulation, or so as to create any nuisance, or so as to tend to increase the existing rate of fire insurance for the said demised premises.

V. CONDITION OF PREMISES AND REPAIRS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Tenant will examine the said premises prior to the occupancy hereof, and will know the condition thereof, and acknowledges that Tenant received the said demised premises in good order and condition, and that no representation or warranty as to the condition or repair of the said premises has been made by Landlord, and, at the expiration of the term of this Lease, or any renewal or extension thereof, Tenant will yield up peaceably the said premises to Landlord in as good order and condition as when the same were entered upon by Tenant, loss by fire or


Landlord Initial D.P.                              Tenant Initial J.Z.
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                                       2
inevitable accident, damage by the elements, and reasonable use and wear excepted; that Tenant will keep the said premises in good order and repair during the term of this Lease, or any extension or renewal thereof, at Tenant's own expense and will repair and replace promptly any and all damage caused by tenant, its agents or invitees, including damage to glass, that may occur from time to time; that Tenant hereby waives any and all right to have such repairs or replacements made by Landlord or at the Landlord's expense; and that, if Tenant fails to make such repairs and replacements promptly, or, if such repairs and replacements have not been made within fifteen (15) days after the occurrence of damage, Landlord may, at Landlord's option, make such repairs and replacements, and Tenant hereby agrees and covenants to repay the cost thereof to Landlord on demand.

       Landlord and Tenant agree that Landlord shall be responsible at Landlords sole cost and expense for repairs, replacements and maintenance to the HVAC system, electrical/lighting, plumbing, elevator, roof, exterior windows, building security, and any structural components of the building. Upon occupancy of the premises by Tenant, Tenant shall be responsible for repairs and maintenance to the interior of the leased premises, reasonable use and wear excepted, and except for those repair and maintenance obligations which are Landlord's responsibility as set forth herein.

VI. LIABILITY OF LANDLORD. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about the said premises, and Tenant hereby agrees to indemnify and save harm-less Landlord from any and all claims and liability for damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about the said premises. Further, Tenant hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to any property or effects therein or thereon, caused by leakage from the roof of said premises or by bursting, leakage, or overflowing of any waste pipes, water pipes, tanks, drains, or stationary washstands or by reason of any damage whatsoever caused by water from any source whatsoever, and Tenant hereby agrees and covenants to indemnify and save harmless Landlord from any and all claims and liability for any damage to any property or effects therein or thereon, unless such damage has been caused by landlord's negligence.

VII. LIABILITY OF TENANT. Landlord shall indemnify and save harmless Tenant against any lost or liability arising out of Owner's, it's successors, agents or employees negligence. No such indemnification shall be required with respect to losses or liabilities arising by reason of the affirmative negligence of Tenant, his successors, agents, employees or assigns. Tenant shall not be liable for any damages to Landlord's property and effects caused by leakage from the roof, waste and water pipes, tanks, drains, washstands or any other water sources or structural defects.

VIII. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, each party hereby releases the other party, its agents and employees, to the extent that the

Landlord Initial  D.P.                                      Tenant Initial  J.Z.
                 -----                                                     -----
releasing party is, or is required hereunder to be, insured under its insurance policies, from any and all liability, for any loss or damage which may by inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of negligent or other tortious act or omission of the other party, its agents or employees; each and every policy of property insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder, or an express waiver of the insurer's right of subrogation.

IX. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and convenants with Landlord, that Tenant shall not make, or suffer or permit to be made, any alterations, additions, or improvements whatsoever in or about the said demised premises in excess of $500 per calendar quarter without first obtaining the written consent, which shall not be unreasonably withheld, of Landlord therefor; provided, however, that such consent, shall be subject to the express condition that any and all alterations, additions, and improvements shall be done at Tenant's own expense and in accordance and compliance with all applicable municipal, state and federal ordinances, laws, rules, and regulations, and that Tenant hereby covenants and agrees with Landlord that in doing and performing such work Tenant shall do and perform the same at Tenant's own expense, in conformity and compliance with all applicable municipal, state, and federal ordinances, laws, rules, and regulations and that no liens of mechanics, material men, labors, architects, artisans contractors, sub-contractors, or any other lien of any kind whatsoever shall be created against or imposed upon the said demised premises, or any part thereof, and that Tenant shall indemnify and save harmless Landlord from any and all liability and claims for damages of every kind and nature which might be made or judgments rendered against Landlord or against said demised premises on account of or arising out of such alterations, additions, or improvements.

X. OWNERSHIP OF ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that any and all alterations, additions, and improvements, except shelving and moveable furniture, made at Tenant's own expense after having first obtained the written consent, if required, which shall not be unreasonably withheld of Landlord therefore, in accordance with the provisions contained in Paragraph IX, hereof, if attached to the walls, floors, or premises, shall immediately vest in Landlord and all such alterations, additions, and improvements shall remain on the said premises and shall not be removed by Tenant at the termination of this Lease. The shelving and/or moveable furniture, which Tenant is privileged to remove, must be removed by Tenant at Tenant's sole expense, restoring the premises to its original conditions, on or before the termination of the Lease.

XI. ASSIGNMENT AND SUBLETTING. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that neither Tenant nor Tenant's heirs, executors, administrators, assigns, or successors in interest shall assign this Lease or sublet the said demised premises, in whole or in part, without first obtaining the written consent, which shall not be unreasonably withheld, of Landlord therefor;


Landlord Initial  D.P.                                 Tenant Initial  J.Z.
                 -----                                                -----
that no assignment of this Lease or any subletting of the said demised premises, in whole or in part, shall be valid, except by and with the written consent of Landlord first obtained, which shall not be unreasonably withheld; that the consent of Landlord to any such assignment or subletting shall not operate to discharge Tenant, or any one of them, or Tenant's heirs, executors, administrators, assigns or successors in interest from their liability upon the agreements and covenants of this Lease,and Tenant, Tenant's heirs, executors, administrators, assigns, and successors in interest shall remain liable for the full and complete performance of all of the terms, conditions, covenants, and agreements herein contained; that any consent of Landlord to any such assignment or subletting shall not operate as a consent to further assignment or subletting or as a waiver of this covenant and agreement regarding assignment and subletting; and that following any such assignment or subletting, the assignee and/or sublet shall be bound by all of the terms, conditions, covenants, and agreements herein contained including the covenant regarding assignment and subletting. Landlord and Tenant hereby grant Nunzio P. DeSantis and/or assigns an option to assume this Lease under the same terms and conditions contained herein.

XII. UTILITY AND OTHER CHARGES. Landlord and Tenant agree that the leased premises is offered on a "full service" basis, including all utilities and janitorial service five (5) days weekly, Monday through Friday. Tenant hereby agrees and covenants with Landlord to pay promptly other charges including but not limited to telephone, television and other services, which may be incurred in connection with Tenant's use of the said premises, and to save harmless Landlord therefrom. Landlord and Tenant agree that no additional charges will be assessed for normal after hours and weekend use of the HVAC system. If after hours use becomes excessive, Landlord reserves the right to negotiate with Tenant for reasonable charges for any future after hours and weekend use.

XIII. LANDLORD'S RIGHT OF ENTRY AND TO MAKE ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord, Landlord's heirs, executors, administrators, assigns, agents, attorneys, and successors in interest shall have the right at any time upon reasonable advance notice to Tenant, to enter upon the said premises to inspect the same and to make any and all improvements,alterations, and additions of any kind whatsoever upon the said premises, providing such improvements, alterations, and additions are reasonably necessary or convenient to which the said premises are being put at the time, but at no time shall Landlord be compelled or required to make any improvements alterations, or additions. However, Landlord shall not unreasonably disrupt Tenant in exercising the rights as above. Landlord covenants that Tenant upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the premises as against anyone claiming by or through Landlord.

XIV. TAXES, OTHER ASSESSMENTS, AND INSURANCE. Tenant and Landlord hereby covenant and agree that all taxes and other assessments of whatsoever kind and nature which have been or may be levied upon the said demised premises and upon any alterations, additions, and improvements thereon shall be paid by Landlord at the time when the same shall


Landlord initial D.P.                          Tenant initial J.Z.
                -----                                        -----
become due and payable, and that all taxes and other assessments of whatsoever kind and nature which have been or may be levied upon the personal property located upon the said demised premises shall be paid by Tenant at the time when the same shall become due and payable. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord to carry and maintain in full force and effect during the term of this Lease and any extension or renewal thereof at Tenant's expense public liability insurance covering bodily injury and property damage liability, in a form and with an insurance company acceptable to Landlord, with single limit coverage of not less than $1,500,000.00, for the benefit of both Landlord and Tenant as protection against all liability claims arising from the premises, causing Landlord to be named as an additional-named insured on such policy of insurance, and delivering a copy thereof to Landlord. Fire and extended coverage insurance upon all buildings, residences, alterations, additions, and improvements upon the said premises shall be provided for by Landlord, and fire and extended coverage insurance upon all of the contents and other personal property situated upon the said premises shall be provided for by Tenant.

XV. HOLDING OVER. Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants with Landlord than no holding over by Tenant after the expiration of this Lease, or any renewal or extension thereof, whether with or without the consent of Landlord, shall operate to extend or renew this Lease, and that any such holding over shall be construed as a tenancy from month to month at the monthly rental which shall have been payable at the time immediately prior to when such holding over shall have commenced and such tenancy shall be subject to all the terms, conditions, covenants, and agreements of this Lease.

XVI. BANKRUPTCY AND CONDEMNATION. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that should Tenant, or any one of them, make an assignment for the benefit of creditors or should be adjudged a bankrupt, either by voluntary or involuntary proceedings, or if otherwise a receiver should be appointed by any court of competent jurisdiction for Tenant because of any insolvency, the occurrence of any such event shall be deemed a breach of this Lease, and, in such event, Landlord shall have the option to forthwith terminate this Lease and re-enter the said demised premises and take possession thereof, whereupon Tenant shall quit and surrender peaceably the said demised premises to Landlord. In no event shall this Lease be deemed an asset of Tenant, or any one of them, after adjudication in bankruptcy, the appointment of a receiver, or the assignment for the benefit of creditors. Further, Tenant hereby covenants and agrees with Landlord that in the event the said demised premises, or any part thereof, are taken, damaged consequentially or otherwise, or condemned by public authority, this Lease shall terminate, as to the part so taken, as of the date title shall vest in the said public authority, and the rental reserved shall be adjusted so that Tenant shall be required to pay for the remainder of the term that portion of the rent reserved in the proportion that the said demised premises remaining after the taking, damaging, or condemnation bears to the whole of the said demised premises before taking, damaging, or condemnation. All damages and payments resulting from the said taking, damaging, or condemnation of the said


Landlord Initial D.P.                                 Tenant Initial J.Z.
                -----                                               -----
demised premises shall accrue to and belong to Landlord, and Tenant shall have no right to any part thereof. If more than 30% of the leased premises becomes unavailable for use for more than 30 calendar days from written notice due to fire, flooding, condemnation or other event causing the property to be uninhabitable, Tenant shall have the right to cancel this Lease in its entirety with written notification to Landlord.

XVII. DESTRUCTION. Tenant, for and in consideration of the Lease and the demise of the said premises, agrees and covenants with Landlord that if at any time during the term of this Lease, or any extension or renewal thereof, the said demised premises shall be totally or partially destroyed by fire, earthquake, or other calamity, then Landlord shall have the option to rebuild or repair the same, provided such rebuilding or repairing shall be commenced within the period of thirty days after notice in writing to Landlord of such destruction or damage, and to rebuild or repair the same in as good condition as they were immediately prior to such calamity. In such case, a just and proportionate part of the rental herein specified shall be abated until such demised premises shall have been rebuilt and repaired. In case, however, Landlord shall within thirty days following notice in writing to him of such damage elect not to rebuild or repair said premises, Landlord shall so notify Tenant and, thereupon, this Lease shall terminate and become null and void.

XVIII. SIGNS. Landlord and Tenant covenant and agree that Tenant may at Tenant's own expense erect and maintain a sign or signs to carry out the purpose for which Tenant is leasing the said demised premises provided, however, the location, type and design of all exterior signs shall be first approved in writing by Landlord, which shall not be unreasonably withheld. Upon the expiration of this Lease, or any renewal or extension thereof, Tenant shall remove such sign or signs, and shall repair any damage to the premises caused thereby at Tenant's sole expense. Further, at any time within thirty days prior to the termination of this Lease, or any renewal or extension thereof, Landlord shall have the right to place upon any part of said demised premises any "For Rent" or "For Lease" signs that Landlord may select.

XIX. TERMINATION AND REMEDIES. It is understood and agreed between Landlord and Tenant that if the rent specified above, or any part thereof, shall be in arrears or unpaid on the day of payment, then Landlord will give Tenant ten (10) days written notice to cure such default.

     It is understood and agreed between Landlord and Tenant that if default shall be made in any of the covenants or agreements contained in this Lease, other than rent, Landlord will give Tenant thirty (30) days written notice unless Landlord and Tenant mutually agree to extend such period, to cure such default. If Tenant shall remain in possession of the premises after the above required notice period, and such default has not been cured, it shall be lawful for the Landlord to declare the said term ended and re-enter the premises to expel, remove, or put out Tenant; and to repossess and enjoy the same premises again as in its first and former state.

     If at any time the term shall be declared ended at such election of Landlord, Tenant agrees to surrender and deliver the premises peaceably to the Landlord. If Tenant shall remain in possession of the premises after the required notice period specified above, Tenant shall be


Landlord Initial D.P.            Tenant Initial  J.Z.
                -----                           -----
deemed guilty of a forcible entry and detainer of the premises under the laws of the State of New Mexico and shall be subject to eviction and removal under due process of law.

  It is understood and agreed between Landlord and Tenant that at any time after such termination the Landlord may re-lease the premises or any part thereof, for such term and on such conditions as the Landlord, in his sole discretion, may determine, and may collect and receive the rent thereafter. In the event Landlord re-leases the premises, it is understood and agreed that the term may be greater or lesser than the period which constituted the term of this Lease, and the conditions may include free rent or other concessions which may be reasonably required to induce another party to lease the premises. Landlord agrees to work in good faith to release the premises to mitigate economic loss to Landlord and Tenant.

  It is also understood and agreed that no such termination of this Lease shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the premises have been re-leased, the total remaining balance of the rent which would be due and payable for the remainder of the term of this Lease, less the net proceeds of any re-leasing effected by the Landlord, shall become due and payable as liquidated damages of Tenant's default. The net proceeds shall be calculated as the gross dollar amount of the new lease less any expenses Landlord incurred in re-leasing the premises including but not limited to all repossession costs, brokerage commissions, legal and attorney fees, alteration costs and expense of preparation for such re-leasing.

  It is understood and agreed that Tenant will pay all costs, reasonable attorney's fees and reasonable expenses incurred by Landlord in enforcing the covenants of this Lease. If a suit is brought by any party to this Lease to enforce the covenants and terms of this Lease, the prevailing party shall be entitled to reasonable attorney fees and costs to be assessed by the court.

  Landlord's right of lien does not extend to personal property within the demised premises which is leased by tenant.

XX. FAILURE TO TERMINATE. Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants, with Landlord that failure, neglect, or omission of Landlord to terminate this Lease for any one or more breaches of any of the covenants hereof remaining unresolved, shall not be deemed a consent by Landlord of such breach and shall not stop, bar, or prevent Landlord from thereafter terminating this Lease, either for such violation, or for any unresolved prior or subsequent violation of any covenant hereof.

XXI. BINDING ON HEIRS, EXECUTORS, ADMINISTRATORS, ASSIGNS, AND SUCCESSORS IN INTEREST. It is convenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall extend to and be binding upon the heirs, executors, administrators, assigns, and successors in interest of the parties to this Lease.


Landlord Initial  D.P.                        Tenant Initial  J.Z.
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                                       8

XXII. THIS LEASE EMBODIES ALL AGREEMENTS BETWEEN THE PARTIES. It is covenanted and agreed by and between the parties hereto that this lease incorporates all of the agreements, covenants, and understandings between the parties hereto concerning the subject matter hereof, and that all such covenants agreements, and understandings have been merged into this written Lease. No prior agreement or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in this Lease.

XXIII. COMMISSION. Landlord, for and in consideration of this Lease, hereby agrees that Berger Briggs Real Estate & Insurance, Inc. are Brokers of Record and as such are entitled to a six percent (6%) commission, plus applicable New Mexico State Sales Tax, to be paid by Landlord to said Berger Briggs Real Estate & Insurance, Inc. upon occupancy by tenant and three percent (3%) commission payable by Landlord upon the date of any renewals or extensions of this lease which are executed between the Landlord and Tenant, unless an existing management agreement states otherwise.

XXIV. OPTION TO RENEW. Landlord hereby grants Tenant two (2) each five (5) year options to renew this Lease under the same terms and conditions contained herein except rent which shall be adjusted annually thereafter by the percentage change in the Consumer Price Index (CPI). All Urban Consumers, US Cities Average, all items, between the first and last months of the immediately preceding adjustment period. In no event shall the adjusted rental amount during any twelve-(12) month period be less than that of the immediately preceding twelve-(12) month period. At such time as the adjusted rent amount can be determined, Tenant shall immediately pay to Landlord the additional rent, which has accrued under this adjustment provision, and thereafter pay the adjusted amount as advance monthly rent. Tenant must notify Landlord in writing not less than ninety (90) days prior to the expiration of this Lease.

XXV. AMENDMENTS. It is covenanted and agreed by and between the parties hereto that this Lease shall not be altered, changed, or amended except by instrument in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

600 CENTRAL PARTNERS                    INTERNATIONAL THOROUGHBRED
                                        BREEDERS INC.

By: /s/ [SIGNATURE ILLEGIBLE]^^         By: /s/ Joseph Zappala
    --------------------------             -----------------------

Title:  Partner                         Name: Joseph Zappala
       ------------------------

By:    ________________________         Title:  Director

Title: ________________________





Landlord Initial  D.P.                    Tenant Initial  J.Z.
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                                       9

                                   EXHIBIT A
--------------------------------------------------------------------------------


                           [FLOOR PLAN APPEARS HERE]

D.P.

      [LETTERHEAD OF JAYNES CORPORATION GENERAL CONTRACTORS APPEARS HERE]

                         [LOGO OF JAYNES APPEARS HERE]


July 7, 1997

Berger Briggs
215 Third Street SW
Albuquerque New Mexico 87103

ATTN: Alan Vincioni

RE:   I.T.B. Lease Space

Dear Mr. Vincioni:

Items to be included:
--------------------

1. All labor, material, equipment and supervision for the work as described below.
2.   Demolition to include:
     a. Remove approximately two hundred thirty lineal feet of existing stud wall.
     b.   Remove approximately eight hundred fifty square yards of carpet.
     c.   Cut opening for one new window in the exterior wall.
     d.   Cut opening in roof for seven new skylights.
3. An allowance of Four Thousand Three Hundred ($4,300.00) has been included for casework.
4. Furnish and install six new four foot by four foot skylights and one four foot by eight foot skylight.
5. Reuse existing doors and hardware as possible, and install two new double doors and hardware furnished by tenant (I.T.B.).
6. Install approximately two hundred lineal feet metal stud wall with sheetrock on each side.
7.   Install ceramic tile on new restroom floors.
8. An allowance of Eight Thousand Dollars ($8,000.00) has been included for the cost of labor and material for the new carpet.
9.   Acoustic ceiling repair as required.
10.  Painting of all walls and doors has been included.
11. Install two new restrooms. Restrooms will be installed back to back. Ceramic tile and base to be furnished and installed on floors of bathrooms. Any additional ceramic wall tile to be installed at tenant's (I.T.B.) expense. Contract includes installation of one set of tenant (I.T.B.) furnished lavatory, sink and steam unit, and one set of Jaynes' furnished lavatory and sink.
12. Electrical to include new power outlets per code requirements in the new walls and installation of tenant (I.T.B.) furnished fixtures in lobby. Jaynes will upgrade existing light fixtures in lobby.

Items to be excluded:
--------------------

1.   New mechanical system if required.
2.   Electrical service upgrade if required.              D.P.
3.   Architectural and engineering fees.
4.   Performance and payment bond.

5. The cost of the work as specified above is Ninety Thousand Dollars and No Cents ($90,000.00) which includes 5.8125% Gross Receipts Tax.

Should you have any questions or require any additional information please feel free to contact me.

Respectfully,

/s/ George D. Rice
George D. Rice                             DP
Chief Estimator